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                                EXHIBIT (h)(2)(e)
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                                AMENDED EXHIBIT A
                Transfer and Dividend Disbursing Agent Agreement
                             (Effective_____, 2002)

                        GARTMORE VARIABLE INSURANCE TRUST

FEES

The Trust shall pay fees to the Agent and Gartmore SA Capital Trust (formerly Villanova SA Capital Trust) (the "Administrator"), as set forth in the schedule directly below, for the provision of transfer and dividend disbursement agency services covered by this Agreement and for fund administration and fund accounting services. (Fund administration and fund accounting services are provided to the Trust by the Administrator and are described in the Fund Administration Agreement between the Trust and the Administrator. Reference is also made to Exhibit A of the Fund Administration Agreement, effective ______, 2002.) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses reasonably incurred by the Agent and the Administrator in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Agent.

                                       Aggregate*  Fee  as  a
Trust  Asset  Level#                Percentage  of  Net  Assets
----------------------------------  ---------------------------
Up  to  $1  billion                            0.13%
$1  billion  up  to  $3  billion               0.08%
$3  billion  up  to  $8  billion               0.05%
$8  billion  up  to  $10  billion              0.04%
$10  billion  up  to  $12  billion             0.02%
$12  billion  or  more                         0.01%

*    Includes  fund  administration  and  transfer  agency  services.
# The assets of each of the GVIT Investor Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee. The GVIT Investor Destinations Funds do not pay any part of this fee.

FUNDS  OF  THE  TRUST
Gartmore  GVIT  Total  Return  Fund  (formerly  Total  Return  Fund)
Gartmore  GVIT  Growth  Fund  (formerly  Capital  Appreciation  Fund)
Gartmore  GVIT  Government  Bond  Fund  (formerly  Government  Bond  Fund)
Gartmore  GVIT  Money  Market  Fund  (formerly  Money  Market  Fund)
Gartmore GVIT Money Market Fund II (formerly Gartmore GVIT Money Market Fund II)
     J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and J.P. Morgan NSAT Balanced Fund)
Comstock GVIT Value Fund (formerly Nationwide Equity Income Fund, Federated NSAT
     Equity  Income  Fund  and  Federated  GVIT  Equity  Income  Fund)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
     Nationwide  Global  50  Fund)
Federated GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund, and  Federated  NSAT  High  Income  Bond  Fund)
MAS GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond Fund and MAS NSAT Multi Sector Bond Fund)
GVIT Small Cap Value Fund (formerly Nationwide GVIT Small Cap Value Fund) Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
     Dreyfus  NSAT  Mid  Cap  Index  Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
     Fund  and  Nationwide  Cap  Small  Growth  Fund)
Nationwide GVIT Strategic Value Fund (formerly Nationwide Strategic Value Fund) Strong GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth Fund and
     Strong  NSAT  Mid  Cap  Growth  Fund)
GVIT Small Company Fund (formerly Nationwide Small Company Fund) * Turner GVIT Growth Focus Fund (formerly Nationwide Growth Focus Fund II and
     Turner  NSAT  Growth  Focus  Fund)


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Gartmore  GVIT  Global  Technology  and Communications Fund (formerly Nationwide
     Global Technology and Communications Fund II and Gartmore GVIT Global Technology and Communications Fund)
Gartmore  GVIT Global Health Sciences Fund (formerly Gartmore NSAT Global Health
     Sciences  Fund)
Gartmore  GVIT  Emerging  Markets  Fund (formerly Gartmore NSAT Emerging Markets
     Fund)
Gartmore  GVIT  International  Growth Fund (formerly Gartmore NSAT International
     Growth  Fund)
Gartmore  GVIT  Global Leaders Fund (formerly Gartmore NSAT Global Leaders Fund)
Gartmore  GVIT  European  Leaders  Fund  (formerly Gartmore NSAT European Growth
     Fund)
Gartmore  GVIT  Global Small Companies Fund (formerly Gartmore NSAT Global Small
     Companies  Fund)
Gartmore  GVIT  OTC  Fund  (formerly  Gartmore  NSAT  OTC  Fund)
Gartmore  GVIT  Asia  Pacific  Leaders  Fund
Gartmore  GVIT  U.S.  Growth  Leaders  Fund (formerly Gartmore GVIT U.S. Leaders
     Fund)
Gartmore  GVIT  Global  Financial  Services  Fund
Gartmore  GVIT  Global  Utilities  Fund
Gartmore  GVIT  Investor  Destinations  Aggressive  Fund
     (formerly  NSAT  Investor  Destinations  Aggressive  Fund)
Gartmore  GVIT  Investor  Destinations  Moderately  Aggressive  Fund
          (formerly NSAT Investor Destinations Moderately Aggressive Fund) Gartmore GVIT Investor Destinations Moderate Fund
     (formerly  NSAT  Investor  Destinations  Moderate  Fund)
Gartmore  GVIT  Investor  Destinations  Moderately  Conservative  Fund
     (formerly NSAT Investor Destinations Moderately Conservative Fund) Gartmore GVIT Investor Destinations Conservative Fund
     (formerly  NSAT  Investor  Destinations  Conservative  Fund)
Gartmore  GVIT  Nationwide  Leaders  Fund  (Gartmore  GVIT  U.S.  Leaders  Fund)
Gartmore  GVIT  Micro  Cap  Equity  Fund
Gartmore  GVIT  Mid  CapGrowth  Fund
Dreyfus  GVIT  International  Value  Fund
GVIT  Equity  500  Index  Fund

---------------------------
*    This  Fund's  maximum  aggregate  fee  is  as  follows:

     Fund  Asset  Level          Fee  as  a  Percentage  of  Net  Assets
     Up  to  $250  million                             0.08%
     $250  million  up  to  $1  billion                0.06%
     $1  billion  or  more                             0.05%

                              AGREED  TO  AND  ACCEPTED  BY:

                              GARTMORE  VARIABLE  INSURANCE  TRUST

                              By:-------------------------------------
                              Name:----------------------------------
                              Title:------------------------------------

                              GARTMORE  INVESTORS  SERVICES,  INC.

                              By:-------------------------------------
                              Name:----------------------------------
                              Title:------------------------------------

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